Exhibit 1.1



                                                                  EXECUTION COPY



                          CONTROLLED EQUITY OFFERINGSM

                                 SALES AGREEMENT


September 16, 2004

CANTOR FITZGERALD & CO.
135 East 57th Street
New York, NY 10022

Dear Sirs/Ladies:

     First Industrial Realty Trust, Inc., a Maryland corporation (the "Company") and First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership"), each confirm its agreement (this "Agreement") with Cantor Fitzgerald & Co. ("CF&Co."), as follows:

     1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co., acting as agent and/or principal, up to 3,900,000 shares ("Shares") of the Company's common stock, $0.01 par value ("Common Stock"); provided, however, that in no event shall the aggregate market value of the Shares sold in an "at the market" offering (as defined in Section 3 below) exceed 10% of the aggregate market value of the Company's outstanding voting stock held by non-affiliates of the Company (calculated as of a date within 60 days prior to the date of filing of the Registration Statement). Notwithstanding anything to the contrary contained herein and provided that CF&Co. complies with the Placement Notice (as herein defined), the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number and aggregate market value of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co. shall have no obligation in connection with such compliance. The issuance and sale of Shares through CF&Co. will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").

     The Company and the Operating Partnership have prepared and filed with the Commission in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-117842), relating to certain securities (the "Shelf Securities") to be issued from time to time by the Company or the Operating Partnership, as the case may be. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") a prospectus supplement specifically relating to the Shares (a "Prospectus Supplement"). The registration statement as amended to the date of this Agreement and including any registration statement filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) Registration Statement") is hereinafter referred to as the "Registration Statement," and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by any applicable Prospectus Supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR").

     2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a "Placement"), it will notify CF&Co. of the proposed terms of such Placement. If CF&Co. wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co. will, prior to 4:30 p.m., New York time, on the Business Day next following the Business Day that the notice is received by CF&Co., issue to the Company a written notice (a "Placement Notice"), the form of which is attached hereto as Schedule 1, setting forth the terms that CF&Co. is willing to accept, including without limitation the number of Shares ("Placement Shares") to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co. may act in selling Shares hereunder (as principal, agent or both). The amount of compensation to be paid by the Company to CF&Co. shall be two percent (2%) of the gross proceeds of any sale of Shares hereunder. The terms set forth in a Placement Notice will not be binding on the Company or CF&Co. unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"), the form of which is included in Schedule 1 hereto; provided, however, that neither the Company nor CF&Co. will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co. an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Company. It is expressly acknowledged and agreed that neither the Company nor CF&Co. will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co. delivers a Placement Notice to the Company and the Company accepts such Placement Notice by means of an Acceptance, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

     3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions of this Agreement, provided that an Acceptance has been delivered to CF&Co. and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co., for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and the Placement Notice to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. CF&Co. will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co. with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co. (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. After consultation to the Company and subject to the terms of the Placement Notice, CF&Co. may sell Placement Shares by any



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

method permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the "Exchange"), on any other existing trading market for the Common Stock or to or through a market maker. After consultation with the Company and subject to the terms of the Placement Notice, CF&Co. may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co. will be successful in selling Placement Shares, and (ii) CF&Co. will incur no liability or obligation to the Company if it does not sell Placement Shares for any reason other than a failure by CF&Co. to use its commercially reasonable efforts consistent with its normal trading and sales practices and the Placement Notice to sell such Placement Shares as required under this Section 3. For the purposes hereof, "Trading Day" means any day on which securities are purchased and sold on the principal market on which the Common Stock is listed or quoted.

     4. Suspension of Sales. The Company or CF&Co. may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Except as set forth in Section 12, the parties agree that no such notice shall be effective against the other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

     5. Settlement.

     (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (as herein defined) (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). For purposes of this Agreement, "Business Day" shall mean any day on which the Exchange and commercial banks in the city of New York are open for business. The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold plus payments to be made pursuant to the last sentence of Section 6(i), if any, after deduction for (i) CF&Co.'s commission or underwriting discount for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to CF&Co. hereunder pursuant to Section 6(i) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

     (b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co.'s or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, CF&Co. will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 8(a) hereto, it will (i) hold CF&Co. harmless against any loss, claim, damage, or expense (including reasonable out-of-pocket fees and expenses of external counsel), as incurred, arising out of or in connection with such default by the Company and
(ii) pay to CF&Co. any underwriting commission and discount, to which it would otherwise have been entitled absent such default. If CF&Co. defaults in its obligation to deliver Net Proceeds on a Settlement Date, CF&Co. agrees that, in addition to and in no way limiting the rights and obligations set forth in
Section 8(b) hereto, it will (i) hold the Company harmless against any loss, claim, damage, or expense (including reasonable out-of-pocket fees and expenses of external counsel), as incurred, arising out of or in connection with such default by the CF&Co. and (ii) pay to the Company such Net Proceeds to which it would otherwise have been entitled absent such default.

     6. Covenants of the Company. The Company and the Operating Partnership severally covenant and agree with CF&Co. that:

     (a) In respect of the offering of the Shares, the Company will (i) prepare a Prospectus Supplement setting forth the number of Shares to be sold through CF&Co. and the compensation payable by the Company to CF&Co., and such other information as the Company deems appropriate in connection with the offering of the Shares, (ii) file the Prospectus Supplement in a form approved by CF&Co. pursuant to Rule 424 under the Securities Act within the applicable time period prescribed by such rule for such filing (each and every filing under Rule 424, a "Filing Date"), (iii) furnish to CF&Co. at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus, except for documents filed through EDGAR and (iv) furnish copies of the Prospectus to CF&Co. as CF&Co. shall specify in New York City prior to 10:00 A.M., New York City time as soon as practicable after the date of this Agreement in such quantities as CF&Co. may reasonably request;

     (b) At any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Shares, the Company will advise CF&Co. promptly and, if requested by CF&Co., confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the Securities Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, any preliminary prospectus, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. At any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Shares, the Company will make every reasonable effort to prevent the issuance of any stop order and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time;

     (c) The Company will furnish to CF&Co. without charge, such number of conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference except for exhibits and documents filed through EDGAR, as CF&Co. may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to CF&Co. will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

     (d) At any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the Prospectus of which CF&Co. shall not previously have been advised or to which CF&Co. or counsel for CF&Co. shall reasonably object (provided, however, that the failure of CF&Co. to make such objection



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

shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co.'s right to rely on the representations and warranties made by the Company in this Agreement); and to prepare and file with the Commission, promptly upon CF&Co.'s reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement or amendment or supplement to the Prospectus which, in the opinion of counsel for CF&Co., may be necessary in connection with the distribution of the Shares by CF&Co., and to use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to CF&Co. will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

     (e) If, at any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Shares, any event shall occur as a result of which, in the opinion of counsel for CF&Co., it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will promptly notify CF&Co. to suspend the offering of Shares and, if the Company wishes to proceed with the offering, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for CF&Co.) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, and to furnish to CF&Co. as CF&Co. shall specify, such number of copies thereof as CF&Co. may reasonably request; provided, however, that the failure of CF&Co. to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co.'s right to rely on the representations and warranties made by the Company in this Agreement;

     (f) The Company will use its best efforts, in cooperation with CF&Co., to qualify, register or perfect exemptions for the Shares for offer and sale by CF&Co. under the applicable state securities, Blue Sky and real estate syndication laws of such jurisdictions as CF&Co. may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as CF&Co. may reasonably request for the distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders;

     (g) To make generally available to the Company's stockholders as soon as reasonably practicable but not later than sixty days after the close of the period covered thereby (90 days in the event the close of such period is the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Securities Act, and, if



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required by Rule 158 of the Securities Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released;

     (h) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to
Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and will also furnish copies of such documents and the Prospectus to the Exchange or any other exchange or market on which sales of the Shares may be made to the extent required by the Exchange or such exchange or market;

     (i) The Company will pay all costs, expenses, fees and taxes incident to
(i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement and any amendment thereto (including financial statements and exhibits), the Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 6(e), (ii) the printing and delivery of this Agreement and any Blue Sky Memorandum, (iii) the qualification or registration of the Shares for offer and sale under the state securities, Blue Sky or real estate syndication laws of the several states in accordance with Section 6(f) hereof, (iv) the fee of and the filings and clearance, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering, (v) furnishing such copies of the Registration Statement, the preliminary prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by CF&Co., (vi) the costs and charges of any transfer agent or registrar, (vii) the preparation, issuance and delivery of certificates for the Shares to CF&Co., (viii) any transfer taxes imposed on the sale by the Company of the Shares to CF&Co., (ix) the fees and disbursements of the Company's counsel, and (x) any listing or other fees in connection with the listing of the Shares on the Exchange. CF&Co., (i) upon the sale and settlement of at least half of the Shares will reimburse to the Company all fees and expenses payable to the Company's accountants incident to the issuance of the Comfort Letters (as hereinafter defined) issued as of such date and (ii) the sale and settlement of the remainder of the Shares will reimburse to the Company all fees and expenses, payable to the Company's accountants incident to the issuance of the Comfort Letters issued pursuant to this Agreement that have not been previously reimbursed;

     (j) The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to any Settlement Date and to satisfy all conditions precedent to any delivery of the Shares;

     (k) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds";

     (l) The Company will use its best efforts to continue to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Company's board of trustees determines that it is no longer in the best interests of the Company to be so qualified;

     (m) During the period beginning on the date on which any Acceptance is delivered to CF&Co. hereunder and ending on the final Settlement Date with respect to Shares sold pursuant to such Placement Notice, the Company will not, at any time, directly or indirectly, (i) take any action intended, or which might reasonably be expected to cause or result in, or which will constitute stabilization of the price of the Common Stock to facilitate the sale or resale of any Shares in violation of the Securities Act or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than CF&Co.,



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

     (n) The Company will cooperate with CF&Co. and use commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC;

     (o) The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange;

     (p) Without the written consent of CF&Co., the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement), or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the date on which any Acceptance is delivered to CF&Co. hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice provided, however, that such restrictions will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company now in effect (ii) Common Stock issuable upon the redemption or conversion of limited partnership units of the Operating Partnership and (iii) except as disclosed in writing to CF&Co., Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding;

     (q) The Company will, during the period beginning on the date on which any Acceptance is delivered to CF&Co. hereunder and ending on the final Settlement Date with respect to Shares sold pursuant to such Placement Notice, advise CF&Co. promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to CF&Co. pursuant to this Agreement;

     (r) The Company will cooperate with any due diligence review conducted by CF&Co. or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co. may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company's principal offices and (ii) during the Company's ordinary business hours;

     (s) On the date hereof and each time that (i) the Registration Statement shall be amended or the Prospectus supplemented in connection with the sale of Shares (other than a supplement filed pursuant Rule 424(b) under the Securities Act that contains solely the information required pursuant to Section 6(a) above) or (ii) there is filed with the Commission any Annual Report on Form 10-K or 10-K/A, any Quarterly Report on Form 10-Q or 10-Q/A and any Current Report on Form 8-K that contains audited, unaudited or pro forma financial statements, the Company shall furnish or cause to be furnished to CF&Co. forthwith a certificate dated the date of filing with the Commission of such amendment, supplement, or other document, or the date hereof, as the case may be, in the form attached hereto as Exhibit 6(s).

     (t) On the date hereof the Company shall furnish or cause to be furnished forthwith to CF&Co. a written opinion or opinions of Cahill Gordon & Reindel LLP, counsel to the Company ("Company Counsel"), McGuireWoods LLP, special Maryland counsel to the Company, and Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, special Illinois counsel to the Company, or other counsels satisfactory to CF&Co., dated the date hereof in form and substance satisfactory to CF&Co. and its counsel, substantially the forms attached hereto as Exhibits 6(t)(1), 6(t)(2) and 6(t)(3), respectively; and each time that (i) the Registration Statement is amended or the Prospectus supplemented in connection with the sale of Shares (other than a supplement filed pursuant Rule 424(b) under the



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

Securities Act that contains solely the information required pursuant to Section 6(a) above) or (ii) there is filed with the Commission any Annual Report on Form 10-K or 10-K/A (other than a 10-K/A to include the information required by Part III of Form 10-K or to restate or amend the historical financial statements of the Company), the Company shall furnish or cause to be furnished forthwith to CF&Co. a written opinion or opinions of Company Counsel or other counsel satisfactory to CF&Co. dated the date of filing with the Commission of such amendment or supplement or 10-K or 10-K/A, as the case may be, in form and substance satisfactory to CF&Co. and its counsel, in substantially the form attached hereto as Exhibit 6(t)(4), but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.

     (u) On the date hereof and each time that (i) the Registration Statement is amended or the Prospectus supplemented in connection with the sale of Shares to include additional amended financial information or (ii) there is filed with the Commission any Annual Report on Form 10-K or 10-K/A that contains audited financial statements and any Current Report on Form 8-K that contains audited, unaudited or pro forma financial statements, the Company shall cause its independent registered public accounting firm reasonably satisfactory to CF&Co., forthwith to furnish CF&Co. letters (the "Comfort Letters"), dated the date hereof, or the date of filing of such amendment, supplement or other document with the Commission, as the case may be, in form and substance satisfactory to CF&Co., (A) confirming that it is an independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board and within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) containing statements and information of the type ordinarily included in accountants "comfort letters" as set forth in the AICPA's Statement on Audit Standards 72 to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (C) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     7. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, CF&Co. that:

     (a) The Common Stock is registered pursuant to Section 12(g) or 12(b) of the Exchange Act and the Company and the Operating Partnership has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the "Commission Documents") for at least two (2) years, and all of such filings have been made on a timely basis. The Common Stock is currently listed on the Exchange under the trading symbol "FR". The Company and the Operating Partnership meet the requirements for use of Form S-3 under the Securities Act, including but not limited to the transaction requirements for a primary offering;

     (b) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus as of the date hereof and at the time the Registration Statement became effective, and when any post effective amendment to the Registration Statement or Rule 162(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission or at the time of the filing of the Company's Annual Report on Form 10-K (the "10-K"), did or will comply in all material respects with all applicable provisions of the Securities Act and will contain all statements required to be stated therein in accordance with the Securities Act. The Prospectus, including the financial statements, schedules and related notes included or incorporated by reference in the Prospectus as of the date hereof and at the time the Registration Statement became effective, and at any Settlement Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission or at the time of the filing of the 10-K, did or will comply in all material respects with all applicable provisions of the Securities Act and will contain all statements required to be stated therein in accordance with the Securities Act. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement, on the date of the filing of the 10-K and on the Settlement Date, no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement, on the date of the filing of the 10-K and at any Settlement Date, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Shares, the Company and the Operating Partnership will have complied or will comply with the requirements of Rule 111 under the Securities Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this Section 7(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to CF&Co. furnished in writing to the Company or the Operating Partnership by CF&Co. specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. Neither the Company nor the Operating Partnership has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Securities Act (which were disclosed to CF&Co. and CF&Co.'s counsel);

     (c) Any preliminary prospectus supplements filed pursuant to Rule 424 under the Securities Act and each 462(b) Registration Statement, if any, complied or will comply when so filed in all material respects with all applicable provisions of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each preliminary prospectus and the Prospectus delivered to CF&Co. for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

     (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information included in, and incorporated by reference in, the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus, at the time of the filing of the 10-K and as of the Settlement Date, or during the period specified in Section 6(h), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 7(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to CF&Co. furnished in writing to the Company or the Operating Partnership by CF&Co. specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto;

     (e) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Revised Uniform Limited Partnership Act. Each of First Industrial Financing Partnership, L.P.

(the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Pennsylvania, L.P. ("FIP"), First Industrial Harrisburg, L.P. ("FIH") and First Industrial Indianapolis, L.P. ("FII") (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FIH, FII and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIMC"), First Industrial Development Services, Inc. ("FIDSI") and First Industrial Pennsylvania Corporation ("FIPC"), (FISC, FIIC, FIFC, FIMC, FIDSI and FIPC are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries" or individually as a "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation. Other than the Corporate Subsidiaries and the Partnership Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FIH. FIDSI is a wholly-owned subsidiary of the Operating Partnership. The Operating Partnership is the sole limited partner of each Partnership Subsidiary (except for Securities, L.P.). The Operating Partnership, the Company and each of the Subsidiaries has, and at any Settlement Date will have, full corporate, partnership or limited liability company power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Prospectus and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at any Settlement Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole or on the 814 in service properties owned, directly or indirectly, by the Company as of June 30, 2004 (the "Properties") taken as a whole, (ii) the issuance, validity or enforceability of the Shares or
(iii) the consummation of any of the transactions contemplated by this Agreement (each a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are identified in Schedule 3 hereto. The Operating Partnership and each of the Partnership Subsidiaries is, and at any Settlement Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualification or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are identified in Schedule 3 hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by CF&Co. or CF&Co.'s counsel have been delivered to CF&Co. or CF&Co.'s counsel;

     (f) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share, and 65,000,000 shares of excess stock, par value $.01 per share. All of the Company's issued and outstanding shares of common stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The Shares have been duly authorized for issuance and sale to CF&Co. or to purchasers identified by CF&Co. pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Net Proceeds, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration Statement or the Prospectus are, and the Prospectus at any Settlement Date will be, complete and accurate in all material respects. Upon payment of the Net Proceeds and delivery of certificates representing the Shares in accordance herewith, CF&Co. or such other purchaser will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. No shares of common or preferred stock of the Company are reserved for any purpose other than securities to be issued pursuant to this Agreement and except as disclosed in the Prospectus other than shares reserved for issuance pursuant to the Company's Shareholder Rights Plan;

     (g) As of the Settlement Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as general partner and a limited partner and the partnership agreement of each Partnership Subsidiary, will have been duly authorized, validly executed and delivered by each partner thereto and (assuming in the case of the Operating Partnership the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Company) each such partnership agreement will be a valid, legally binding and enforceable in accordance with its terms immediately following the Settlement Date subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Company and each Corporate Subsidiary, all of the outstanding units of general, limited and/or preferred partner interests of the Operating Partnership and each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable; and (except as described in the Prospectus) will be owned directly or indirectly (except in the case of the Company) by the Operating Partnership or the Company, as the case may be, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Operating Partnership, the Company and the Subsidiaries), and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid, and (except as described in the Prospectus) will be owned directly or indirectly by the Operating Partnership or the Company, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Operating Partnership, the Company and the Subsidiaries);

     (h) The financial statements, supporting schedules and related notes included in, or incorporated by reference in, the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included or incorporated by reference in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Company's ratio of earnings to fixed charges in Exhibits 12.1 to the Registration Statement has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Company, the Operating Partnership and the Partnership Subsidiaries or any predecessor of the Company and/or the Operating Partnership and the Partnership Subsidiaries are required by the Securities Act or the Exchange Act to be included in the Registration Statement and the Prospectus. PricewaterhouseCoopers LLP, which has reported on such financial statements, schedules and related notes, is an independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board with respect to the Company, the Operating Partnership and the Partnership Subsidiaries as required by the Securities Act;

     (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Settlement Date,
(i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement, the Prospectus and this Agreement, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Company, the Operating Partnership or any of the Subsidiaries which would be material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise (anything which would be material to the Company, the Operating Partnership and the Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) except as described in the Prospectus, neither the Company, the Operating Partnership nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Registration Statement, the Prospectus and this Agreement, which would be Material, (iii) there has not been any Material Adverse Effect, (iv) except for regular quarterly distributions on the Company's shares of common stock, par value $0.01 per share, and the dividends on, and any distributions on redemption of, the shares of the Company's (a) Depositary Shares each representing 1/100 of a share of 85/8% Series C Cumulative Preferred Stock, (b) Depositary Shares each representing 1/100 of a share of 6.236% Series F Cumulative Preferred Stock, (c) Depositary Shares each representing 1/100 of a share of 7.236% Series G Cumulative Preferred Stock and (d) Depositary Shares each representing 1/100 of a share of Series H Cumulative Preferred Stock having a variable dividend rate which is initially London Interbank Offered Rate (LIBOR) plus 1.65% through August 31, 2004, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, and (v) except for distributions in connection with regular quarterly distributions on partnership units, the Operating Partnership has not paid any distributions of any kind on its partnership units;

     (j) Neither the Company, the Operating Partnership nor any of the Subsidiaries is, or as of the Settlement Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     (k) To the knowledge of the Company or the Operating Partnership, after due inquiry, except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, investigations or inquiries, pending or, threatened against or affecting the Company, the Operating Partnership or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect;

     (l) The Company, the Operating Partnership and each of the Subsidiaries (i) has, and at any Settlement Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) are not, and at any Settlement Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Operating Partnership, the Company and each of the Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Company, the Operating Partnership nor any of the Subsidiaries is, nor at any Settlement Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be;

     (m) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder except such as have been obtained under the Securities Act, the Exchange Act and such as may be required under state securities, Blue Sky or real estate syndication laws or the by-laws, the corporate financing rule or the conflict of interests rule of the NASD in connection with the purchase and distribution by CF&Co. of the Shares or such as have been received prior to the date of this Agreement, and except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner;

     (n) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, constitutes a valid and binding agreement of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by CF&Co., is enforceable against the Company and the Operating Partnership in accordance with the terms hereof and thereof subject to
(i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares, the consummation of the transactions contemplated hereby, and compliance by each of the Company, the Operating Partnership and the Subsidiaries with its obligations hereunder to the extent each is a party thereto, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company, the Operating

Partnership or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Company, the Operating Partnership or any of the Subsidiaries, any Contract or Other Agreement to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company, the Operating Partnership or any of the Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect;

     (o) As of the Settlement Date, the Company, the Operating Partnership and each of the Subsidiaries will have good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement or the Prospectus, or such as secure the loan facilities of the Company, the Operating Partnership and the Subsidiaries, or would not result in a Material Adverse Effect;

     (p) To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect;

     (q) The Company, the Operating Partnership and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Company, the Operating Partnership or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company, the Operating Partnership and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks;

     (r) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (i) to the knowledge of the Company, the Operating Partnership and the Subsidiaries, after due inquiry, the operations of the Company, the Operating Partnership and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) to the knowledge of the Company, the Operating Partnership and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (iii) none of the Company, the Operating

Partnership or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (iv) none of the Company, the Operating Partnership or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (v) no Property is included or, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company, the Operating Partnership or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law;

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance;

     None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Operating Partnership or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company, the Operating Partnership or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee;

     (s) The Company, the Operating Partnership and the Subsidiaries are organized and operate in a manner so that the Company qualifies as a REIT under Sections 856 through 860 of the Code, and the Company has elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 1994. The Company, the Operating Partnership and the Subsidiaries intend to continue to be organized and operate so that the Company shall qualify as a REIT for the foreseeable future, unless the Company's board of trustees determines that it is no longer in the best interests of the Company to be so qualified;

     (t) There is no material document or contract of a character required to be described or referred to in the Registration Statement and the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required therein, except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto are accurate in all material respects;

     (u) None of the Company, the Operating Partnership or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, the Operating Partnership or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material;

     (v) The Company, the Operating Partnership and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company or the Operating Partnership, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company, the Operating Partnership and the Subsidiaries, of such trademarks and trade names does not, to the Company's or the Operating Partnership's knowledge, infringe on the rights of any person;

     (w) Each of the Company, the Operating Partnership and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;

     (x) The Operating Partnership and each of the Partnership Subsidiaries is properly treated as a partnership for U.S. federal income tax purposes and not as a "publicly traded partnership;"

     (y) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (z) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, and the Company has not distributed and have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act (which were disclosed to CF&Co. and its counsel);

     (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (bb) Any certificate or other document signed by any officer or authorized representative of the Company, the Operating Partnership or any Subsidiary, and delivered to CF&Co. or to CF&Co.'s counsel in connection with the sale of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to CF&Co. as to the matters covered thereby;

     (cc) On each Settlement Date and each Filing Date, the Company and the Operating Partnership shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement, as if each such representation and warranty were made on and as of such date, and (ii) that the Company and the Operating Partnership have complied with all of the agreements to be performed by it hereunder at or prior to such date;

     (dd) The Company is not a party to any agreement with an agent or underwriter for any other "at-the-market" or continuous equity transaction;

     (ee) The Company acknowledges and agrees that CF&Co. has informed the Company that CF&Co. may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent CF&Co. may engage in sales of Placement Shares purchased or deemed purchased from the Company as a "riskless principal" or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.,

     (ff) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any preliminary prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction;

     (gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company's principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Prospectus Supplement; (ii) have been evaluated for effectiveness as of the date of the filing of the Prospectus Supplement with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established, except where a failure to be so effective will not have a Material Adverse Effect;

     (hh) Based on its evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

     8. Indemnification and Contribution.

     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless CF&Co., each director, officer, partner, employee and agent of CF&Co., and each person, if any, who controls, is controlled by or under common control with CF&Co. within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto) or any preliminary prospectus, (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing indemnity agreement shall be in addition to any liability which the Company and the Operating Partnership may otherwise have.

     (b) CF&Co. agrees to indemnify and hold harmless the Company and the Operating Partnership, and each director, officer, partner, employee or agent of the Company and the Operating Partnership, and each person who controls or is controlled by or under common control with the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to CF&Co., but only with reference to information relating to CF&Co. furnished to the Company and the Operating Partnership in writing by CF&Co. expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto. For purposes of this Section 8 and Sections 7(b) and (d), the only written information furnished by CF&Co. to the Company expressly for use in the Registration Statement and the Prospectus Supplement is CF&Co.'s name as it appears on the cover of the Prospectus Supplement.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for CF&Co., their directors, officers, partners, employees and agents and such control persons of CF&Co. shall be designated in writing by CF&Co. and any such separate firm for the Company, the Operating

Partnership, their directors, their officers and such control persons of the Company and the Operating Partnership or authorized representatives shall be designated in writing by the Company or the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and
(iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided that an Indemnifying Person shall not be liable for any such settlement effected without its consent if such Indemnifying Person, at least five days prior to the date of such settlement, (i) reimburses such Indemnified Person in accordance with such request for the amount of such fees and expenses of counsel as the Indemnifying Person believes in good faith to be reasonable and (ii) provides written notice to the Indemnified Person that the Indemnifying Person disputes in good faith the reasonableness of the unpaid balance of such fees and expenses. If it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for any amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an Indemnified Person. In no event shall any Indemnifying Person have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened action or claim effected without its prior written consent.

     (d) If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co. on the other hand from the offering of the Shares or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership on the one hand and CF&Co. on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co. on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and the commissions received by CF&Co. bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and CF&Co. on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by CF&Co. on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership and CF&Co. agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall CF&Co. be required to contribute any amount in excess of the underwriting discounts or commissions received by it under this Agreement that CF&Co. has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     9. Conditions to CF&Co.'s Obligations. The obligations of CF&Co. hereunder with respect to a Placement will be subject to the completion by CF&Co. of a due diligence review satisfactory to CF&Co. in its reasonable judgment, and to the satisfaction on an applicable Settlement Date (or waiver by CF&Co. in its sole discretion) of the following additional conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act and shall be available for the resale of (i) all Placement Shares to be sold pursuant to all prior Placements and not yet sold by CF&Co. and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement or the Prospectus shall be in effect, and no proceedings for such purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company or the Operating Partnership; no stop order suspending the effectiveness of the Registration Statement or the Prospectus shall be in effect and no proceedings for such purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company or the Operating Partnership; and all requests for additional information on the part of the Commission shall have been complied with to CF&Co.'s satisfaction.

     (b) All the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct on the Settlement Date, with the same force and effect as if made on and as of the Settlement Date, and the Company and the Operating Partnership shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date.

     (c) CF&Co. shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co.'s opinion is material, or omits to state a fact that in CF&Co.'s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (d) [Intentionally Omitted]

     (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any material change in the capital stock, partners' equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of CF&Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Placement Notice and the Prospectus; and other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect.

     (f) CF&Co. shall have received the opinion or opinions of Company Counsel, special Maryland counsel and special Illinois counsel required to be delivered pursuant Section 6(t) on or before the date on which such delivery of such opinion is required pursuant to Section 6(t).

     (g) CF&Co. shall have received the Comfort Letter required to be delivered pursuant to Section 6(u) on or before the date on which such delivery of such letter is required pursuant to Section 6(u).

     (h) CF&Co. shall have received the certificate signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, in their capacities as officers of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, satisfactory to CF&Co. to the effect set forth in subsections (a), (b) and (e) of this Section 9 required to be delivered pursuant to Section 6(s) on or before the date on which delivery of such certificate is required pursuant to Section 6(s).

     (i) The Shares shall have been duly listed, subject to notice of issuance, on the Exchange, and trading in the Common Stock shall not have been suspended on such market.

     (j) On each date on which the Company is required to deliver a certificate pursuant to Section 6(s), the Company shall have furnished to CF&Co. such appropriate further information, certificates and documents as CF&Co. may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish CF&Co. with such conformed copies of such opinions, certificates, letters and other documents as CF&Co. shall reasonably request.

     (k) There shall not have occurred any event that would permit CF&Co. to terminate this Agreement pursuant to Section 11(a).

     10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 8 of this Agreement and all representations, warranties and covenants of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of CF&Co. or any person controlling CF&Co. or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Operating Partnership and (c) acceptance of and payment for any of the Shares.

     11. Termination.

     (a) CF&Co. shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred which, in the reasonable judgment of CF&Co., may materially impair the investment quality of the Shares, (ii) the Company or the Operating Partnership shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of CF&Co.'s obligations hereunder is not fulfilled, (iv) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (v) trading of any securities of or guaranteed by the Company and the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (vi) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) there shall have occurred any outbreak or escalation of hostilities or act of terrorism involving the United States or any change in financial markets or any calamity or crisis that, in CF&Co.'s judgment, is material and adverse and which, singly or together with any other event specified in clauses (iv) through (vii) of this Section 11(a), in CF&Co.'s judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 6(i), 6(o), 8, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination. If CF&Co. elects to terminate this Agreement as provided in this Section, CF&Co. shall provide the required notice as specified herein.

     (b) The Company shall have the right at any time, by giving twenty (20) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 6(i), 6(o), 8, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.

     (c) CF&Co. shall have the right at any time, by giving twenty (20) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 6(i), 6(o), 8, 10, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination.

     (d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through CF&Co. on the terms and subject to the conditions set forth herein; provided that Sections 6(i), 6(o), 8, 10, 16 and 17 hereof shall remain in full force and effect.

     (e) This Agreement shall remain in full force and effect unless terminated pursuant to Section 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 6(i), 6(o), 8, 10, 16 and 17 shall remain in full force and effect.

     (f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co. or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

     12. Notices. Subject to Section 4, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to CF&Co., shall be given to CF&Co. at Cantor Fitzgerald & Co., 135 East 57 Street, New York, New York 10022, fax no. (212) 829-4972, Attention: Investment Banking Division, with a copy to Stephen Merkel, General Counsel at the same address, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, fax no. (212) 878-8375, Attention: Larry P. Medvinsky. Notices to the Company, shall be given to First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, fax no. (312) 922-9851, Attention:
John H. Clayton, Esq., with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, fax no. (212) 269-5420, Attention: Gerald S. Tanenbaum, Esq.

     13. Successors and Assigns. This Agreement shall inure to the benefit of and be legally binding upon the Company, the Operating Partnership, CF&Co., any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from CF&Co. shall be deemed to be a successor by reason merely of such purchase. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); provided, however, that CF&Co. may, after giving notice to the Company, assign its rights and obligations hereunder to an affiliate of CF&Co. without obtaining the Company's or the Operating Partnership's consent.

     14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

     15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     17. Waiver of Jury Trial. The Company, the Operating Partnership and CF&Co. each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

     18. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and CF&Co., please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and CF&Co.

                              Very truly yours,

                              FIRST INDUSTRIAL REALTY TRUST, INC.



                              By:  /s/ Michael J. Havala
                                   -------------------------------------
                                   Name:  Michael J. Havala
                                   Title:    Chief Financial Officer


                              FIRST INDUSTRIAL, L.P.

                              By:  First Industrial Realty Trust, Inc.,
                                   as its sole general partner



                              By:  /s/ Michael J. Havala
                                   --------------------------------------
                                   Name:  Michael J. Havala
                                   Title:    Chief Financial Officer


                              ACCEPTED as of the date first-above written:

                              CANTOR FITZGERALD & CO.



                              By:  /s/ Stephen Merkel
                                   ------------------------------------------
                                   Stephen Merkel
                                   Executive Managing Director & General
                                   Counsel

                                   SCHEDULE 1

                     FORM OF PLACEMENT NOTICE AND ACCEPTANCE

                             CANTOR FITZGERALD & CO.
                               135 East 57 Street
                            New York, New York 10022

Date

[Senior Executive]
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Chicago, IL 60606

VIA FACSIMILE


Dear ________:

     This confirms our agreement to sell up to 3,900,000 shares of Common Stock, par value $0.01 per share, of First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), pursuant to the CONTROLLED EQUITY OFFERINGSM Sales Agreement executed between the Company, First Industrial, L.P. and Cantor Fitzgerald & Co. ("CF&Co.") on _________, 2004 (the "Agreement"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.


Number of Shares to be Sold:                 ___________________________________

Minimum Price at which Shares may be Sold:   ___________________________________

Date(s) on which Shares may be Sold:         ___________________________________


Price:
/ /      Minimum Price at which Shares may be Sold
         ______________________________
         (in the case of an at the market offering)
                                                   _____________________________
/ /      Price at which Shares will be Sold
         ______________________________
         (in the case of a privately negotiated
          transaction)                             _____________________________

Manner and capacity in which shares are
to be Sold :                                       _____________________________



Very truly yours,

CANTOR FITZGERALD & CO.



By:


                                  Sched. 1-A-1

     By executing this Acceptance the undersigned certifies that (i) except to the extent otherwise stated in this Placement Notice, the terms and provisions of the Agreement in Sections 2, 3, 4 and 5 are incorporated by reference herein by their entirety, (ii) all of the representations and warranties contained in the Agreement are true and correct on the date hereof as if made on the date hereof, (iii) the Board of Directors or any committee thereof has approved the terms and conditions of this Placement Notice, (iv) the Company is in full compliance with its obligations under the Agreement and (v) all of the conditions precedent to the consummation of the sales contemplated by this Placement Notice have been satisfied. The undersigned undertakes to promptly notify CF&Co. in the event that the above certification shall cease to be true and correct during any period in which sales may be made under this Placement Notice.

ACCEPTED as of the date first-above written:

FIRST INDUSTRIAL REALTY TRUST, INC.



By:
     ---------------------------------
     Name:
     Title:



                                  Sched. 1-A-2

                                   SCHEDULE 2

CANTOR FITZGERALD & CO.

Phil Marber

Marc J. Blazer

Jeffrey Lumby

Patrice McNicoll


FIRST INDUSTRIAL REALTY TRUST, INC.

Michael J. Havala

Scott A. Musil



                                   Sched. 2-1

                                   SCHEDULE 3

           Jurisdictions of Foreign Qualification of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries




ENTITY:                                                  JURISDICTION
-------                                                  ------------

First Industrial, L.P.                                   Arizona
                                                         California
                                                         Connecticut
                                                         Colorado
                                                         Florida
                                                         Georgia*
                                                         Illinois*
                                                         Indiana*
                                                         Iowa
                                                         Kansas
                                                         Kentucky
                                                         Louisiana
                                                         Maryland
                                                         Michigan
                                                         Minnesota*
                                                         Missouri
                                                         New Jersey*
                                                         New York*
                                                         North Carolina
                                                         Ohio
                                                         Oregon
                                                         Pennsylvania
                                                         Tennessee
                                                         Texas
                                                         Utah
                                                         Wisconsin

First Industrial Financing Partnership, L.P.             Georgia*
                                                         Illinois*
                                                         Iowa
                                                         Kansas
                                                         Michigan*
                                                         Minnesota*
                                                         Missouri
                                                         New Hampshire
                                                         New Jersey
                                                         Pennsylvania
                                                         Tennessee
                                                         Texas
                                                         Wisconsin

----------

Denotes jurisdictions on which counsel is opining.


                                   Sched. 3-1

ENTITY:                                                  JURISDICTION
-------                                                  ------------

First Industrial Acquisitions, Inc.                      California
                                                         Georgia
                                                         Illinois
                                                         Indiana
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         Ohio
                                                         Pennsylvania
                                                         Tennessee
                                                         Wisconsin

First Industrial Pennsylvania Corporation                Pennsylvania

First Industrial Pennsylvania, L.P.                      Pennsylvania

First Industrial Harrisburg Corporation                  Pennsylvania

First Industrial Harrisburg, L.P.                        Pennsylvania

First Industrial Securities Corporation                  Illinois*
                                                         Michigan*

First Industrial Securities, L.P.                        Illinois
                                                         Michigan
                                                         Minnesota
                                                         Pennsylvania

First Industrial Mortgage Corporation                    Illinois
                                                         Michigan

First Industrial Mortgage Partnership, L.P.              Georgia
                                                         Illinois
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         Tennessee

First Industrial Indianapolis Corporation                Indiana

First Industrial Indianapolis, L.P.                      Indiana

FI Development Services Corporation                      Florida
                                                         Illinois
                                                         Maryland
                                                         Wisconsin

                                   Sched. 3-2

ENTITY:                                                  JURISDICTION
-------                                                  ------------


First Industrial Realty Trust, Inc.                      Georgia*
                                                         Illinois*
                                                         Indiana*
                                                         Michigan*
                                                         Minnesota*
                                                         New Jersey*
                                                         New York*
                                                         North Carolina
                                                         Oregon
                                                         Utah

First Industrial Finance Corporation                     Georgia*
                                                         Illinois*
                                                         Michigan*
                                                         Wisconsin

First Industrial Development Services, Inc.              Arizona
                                                         California
                                                         Colorado
                                                         Florida
                                                         Georgia
                                                         Illinois
                                                         Indiana
                                                         Louisiana
                                                         Maryland
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         New York
                                                         North Carolina
                                                         Ohio
                                                         Pennsylvania
                                                         Tennessee
                                                         Texas



                                   Sched. 3-3

                                 EXHIBIT 6(t)(1)

      Matters to be Covered by Initial Company Counsel Opinion or Opinions


     (i) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in Schedule 3 hereto, and each Corporate Subsidiary is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in Schedule 3 hereto, in each case except where the failure to obtain such qualification or registration will not have a Material Adverse Effect.

     (ii) The Operating Partnership and each of the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership and each of the Partnership Subsidiaries has all requisite partnership power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged and proposes to engage, in each case as described in the Prospectus, and the Operating Partnership has the partnership power to enter into and perform its obligations under the Sales Agreement. The Operating Partnership and each of the Partnership Subsidiaries is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified with an asterisk in Schedule 3 hereto, in each case except where the failure to obtain such qualification or registration will not have a Material Adverse Effect.

     (iii) To the knowledge of such counsel, other than shares of Common Stock that may be reserved for issuance pursuant to the Company's Shareholder Rights Plan, no shares of Common Stock of the Company are reserved for any purpose. To the knowledge of such counsel, other than units of the Operating Partnership convertible into Common Stock or as otherwise described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any Common Stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Common Stock of the Company. To the knowledge of such counsel, all of the outstanding partnership interests of the Operating Partnership and each of the Partnership Subsidiaries have been duly authorized, validly issued and fully paid, and (except as described in the Prospectus) are owned directly or indirectly by the Company or the Operating Partnership.

     (iv) To the knowledge of such counsel, none of the Company, the Operating Partnership or the Subsidiaries is in violation of or default under its charter, bylaws, certificate of limited partnership or partnership agreement, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed as an exhibit to the Registration Statement or the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2003 or Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, in each case as amended, if applicable, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject or, by which they may be bound (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

     (v) The Sales Agreement was duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership.

     (vi) The Registration Statement has been declared effective under the Securities Act, the Base Prospectus was filed with the Commission pursuant to Rule 424, within the applicable time period prescribed by Rule 424, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Base Prospectus has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     (vii) The execution and delivery of the Sales Agreement and the issuance and sale of the Shares and the performance by the Company and the Operating Partnership of their respective obligations under the Sales Agreement will not require, to our knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act or state securities, blue sky or real estate syndication laws in connection with the issuance and sale of the Shares) and did not and do not conflict with or constitute a breach or violation of or default under: (1) any document (as in effect on the date of such opinion) listed as an exhibit to the Registration Statement, each of the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2003 or Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, in each case as amended, if applicable, to which either such entity is a party or by which it or either of them or any of their respective properties or other assets may be bound or subject and of which such counsel is aware (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document); (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership, Securities, L.P. and the Financing Partnership, or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; or (3) any applicable law, rule or administrative regulation, except in each case for conflicts, breaches, violations or defaults that in the aggregate are not reasonably expected to have a Material Adverse Effect.

     (viii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the Shares under the Sales Agreement, except such as may be required under the Securities Act, the bylaws, corporate financing rule and conflict of interest rule of the NASD, or state securities, "blue sky," or real estate syndication laws, or such as have been received prior to the date of such opinion.

     (ix) The Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than (i) the financial statements, including the notes and schedules thereto,
(ii) any other financial data and (iii) statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective subsidiaries, in each case as set forth or incorporated by reference therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

     (x) The information in the Prospectus under "Risk Factors," "Description of Common Stock," "Restrictions on Transfers of Capital Stock," and "Certain U.S. Federal Income Tax Considerations" and in the Prospectus Supplement under "Certain United States Federal Income Tax Considerations," to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, or summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information required to be disclosed therein.

     (xi) To such counsel's knowledge, there is no document or contract of a character required to be described or referred to in the Registration Statement and the Prospectus or to be filed as exhibits thereto by the Securities Act other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

     (xii) The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by each of the Company and the Partnership Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (xiii) The Company and the Operating Partnership satisfy all conditions and requirements for filing the Registration Statement on Form S-3 under the Securities Act.

     (xiv) None of the Company or the Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     (xv) We are of the opinion that, commencing with the Company's taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's current and proposed method of operation (as represented by the Company to us in a written certificate) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code .

     In addition, Cahill Gordon & Reindel LLP shall confirm that the opinion filed as Exhibit 8 to the Registration Statement is true and correct as of the date thereof and shall authorize CF&Co. to rely on such opinion as if it were addressed to CF&Co.

     In addition, Cahill Gordon & Reindel LLP shall, in a separate letter, state that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent registered public accounting firm for the Company and the Operating Partnership and representatives of CF&Co. at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company and the Operating Partnership), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, including the documents incorporated therein by reference, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, including the documents incorporated therein by reference, as of its date or at the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to (i) the financial statements, including the notes and schedules thereto, (ii) any other financial data or (iii) statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective subsidiaries, in each case as set forth in or incorporated by reference into the Registration Statement or the Prospectus).

     In giving its opinion, such counsel may rely (i) as to all matters of fact, upon representations, statements or certificates of public officials and statements of officers, directors, partners, employees and representatives of, and accountants for, each of the Company, the Operating Partnership, and the

Company's Subsidiaries, (ii) as to all matters of Maryland law, on the opinion of McGuireWoods LLP, Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for CF&Co., (iii) as to all matters of Illinois law, on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, Chicago, Illinois, which opinion shall be in form and substance reasonably satisfactory to counsel for CF&Co., and (iv) as to the good standing and qualification of the Company, the Operating Partnership, FIFC, FISC and the Financing Partnership to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (A) as to the enforceability of forum selection clauses in the federal courts or (B) with respect to the requirements of, or compliance with, any state securities, "blue sky" or real estate syndication laws.

                                 EXHIBIT 6(t)(2)

            Matters to be Covered by Special Maryland Counsel Opinion


     (i) Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

     (ii) Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under the Sales Agreement.

     (iii) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share and 65,000,000 shares of excess stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of capital stock of the Corporate Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company.

     (iv) The Shares have been duly authorized for issuance and sale to CF&Co. pursuant to the Sales Agreement, when validly issued and delivered pursuant to this Agreement against payment of the Net Proceeds, will be duly authorized, validly issued, fully paid and non-assessable. To the extent Maryland law provides the basis for determination, CF&Co. is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if CF&Co. acquires such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Shares is in due and proper form and comply in all material respects with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights arising under Maryland General Corporation Law, the Company's charter or by-laws, as amended to date, or any agreement of which such counsel is aware.

     (v) The Sales Agreement was duly and validly authorized by the Company, on behalf of itself and the Operating Partnership.

     (vi) The execution and delivery of the Sales Agreement and the performance of the obligations and the consummation of the transactions set forth therein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or other securities or blue sky or real estate syndication laws) and did not and do not conflict with or constitute a breach or violation of or default under: (A) the charter or by-laws, as the case may be, of the Company; and (B) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in the case of clause (B)above for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

     (vii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

     (viii) The information in the Prospectus under "Certain Provisions of Maryland Law and First Industrial Realty Trust, Inc.'s Articles of Incorporation and Bylaws" and "Restrictions on Transfers of Capital Stock", "Description of Common Stock," "Description of Preferred Stock" and in Part II of the Registration Statement under Item 15, to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

     (ix) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company, the Operating Partnership or such Corporate Subsidiary, as the case may be, is the general partner.

                                 EXHIBIT 6(t)(3)

            Matters to be Covered by Special Illinois Counsel Opinion


     (i) To the knowledge of such counsel, none of the Company or the Operating Partnership, FIMC, the Mortgage Partnership, FIPC or FIP is in violation of, or default in connection with the performance or observance of any obligation, agreement, covenant or condition contained in any or all of that certain Third Amended and Restated Unsecured Revolving Credit Agreement dated as of June 11, 2004 among First Industrial, L.P., as Borrower, First Industrial Realty Trust, Inc., as General Partner and Guarantor, the Lenders, Bank One, NA, as Administrative Agent, Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner, Wachovia Bank, National Association, as Syndication Agent, and Commerzbank, AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Documentation Agents (all such indebtedness collectively, the "Credit Documents"), except in each case for defaults that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

     (ii) The execution and delivery of this Agreement, the performance of the obligations and consummation of transactions set forth herein and therein by the Company and the Operating Partnership did not and do not conflict with, or constitute a breach or violation of, or default under: (A) any or all of the Credit Documents; (B) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States; or (C) any order or administrative or court decree issued to or against, or concerning any or all of the Company, the Operating Partnership, the Partnership Subsidiaries and the Corporate Subsidiaries, of which, in the cases of clauses (B) and (C) above, such counsel is aware, except in each case for conflicts, breaches, violations or defaults that, in the aggregate, would not have a Material Adverse Effect.

     (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do, or are likely to, have a Material Adverse Effect.

     (iv) The information in the 10-K under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations--Mortgage Loans Payable" (other than information relating to a certain mortgage loan made available to First Industrial Financing Partnership, L.P. by Nomura Asset Capital Corporation) to the extent that it constitutes statements of law, descriptions of statutes, summaries of principal financing terms of Credit Documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

                                EXHIBIT 6(t)(4)

          Matters to be covered by subsequent Company Counsel Opinions


     (i) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     (ii) The Registration Statement, at the time it became effective and the Prospectus, as of the date of the Prospectus Supplement and at the filing of its 10-K (in each case, other than (i) the financial statements, including the notes and schedules thereto, (ii) any other financial data and (iii) statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective subsidiaries, in each case as set forth or incorporated by reference therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

     In addition, Cahill Gordon & Reindel LLP shall, in a separate letter, state that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent registered public accounting firm for the Company and the Operating Partnership and representatives of CF&Co. at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company and the Operating Partnership), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, including the documents incorporated therein by reference, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, including the documents incorporated therein by reference, as of its date or at the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to (i) the financial statements, including the notes and schedules thereto, (ii) any other financial data or (iii) statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective subsidiaries, in each case as set forth in or incorporated by reference into the Registration Statement or the Prospectus).

                                  EXHIBIT 6(s)

                               OFFICER CERTIFICATE


     The undersigned, the President and Chief Executive Officer of First Industrial Realty Trust, Inc., and Chief Financial Officer of First Industrial Realty Trust, Inc. (the "Company") on behalf of itself and on behalf of First Industrial, L.P. (the "Operating Partnership"), in their capacities as such officers, pursuant to the Sales Agreement, dated September 16, 2004, among the Company, the Operating Partnership, and Cantor Fitzgerald & Co. ("CF&Co.") (the "Sales Agreement") providing for the sale to CF&Co. by the Company of up to an aggregate of 3,900,000 shares of the Company's common stock, do hereby deliver this Certificate pursuant to Section 6(s) of the Sales Agreement and do hereby certify that:

     (i) All the representations and warranties of the Company and the Operating Partnership contained in the Sales Agreement are true and correct on the date hereof, with the same force and effect as if made on and as of the date hereof; and the Company and Operating Partnership have complied with all agreements and conditions on its part to be performed or satisfied under the Sales Agreement at or prior to the date hereof.

     (ii) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement or the Prospectus is in effect, and no proceedings for that purpose have been commenced or are pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company or the Operating Partnership. No stop order suspending the effectiveness of the Registration Statement or the Prospectus is in effect and no proceedings for that purpose have been commenced or are pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company or the Operating Partnership, and all requests for additional information on the part of the Commission have been complied with to the CF&Co.'s satisfaction.

     (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any material change in the capital stock, partners' equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of CF&Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Placement Notice and the Prospectus; and other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

                                 By:
                                      -------------------------------
                                      Name:
                                      Title:


Date:  _____________________________



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